BYLAWS OF NEW RC, INC.
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ARTICLE I OFFICES

                    The principal office of New RC, Inc. (hereinafter, the "Corporation") shall be located in the District of Columbia or such other location as determined by the Board of
Directors. The Board of Directors may change the location of the principal office of the
Corporation and may from time to time designate other offices at such other places, either within or without the State of Delaware, as the business of the Corporation may require.

ARTICLE II STOCKHOLDERS

          Section 1.     Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of any other business as may properly come before such meeting shall be held on the first Thursday of February or on such other day and at such time and place as shall be designated by the Board of Directors. If said day be a legal holiday, said meeting shall be held on the next succeeding business day. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

          Section 2.     Special Meetings. Special meetings of the stockholders for any purpose may be called at any time by the Board of Directors, the Chairman of the Board or, if no Chairman
has been elected, by the President, and shall be called by the Chairman of the Board or, if none, by the President at the request in writing of the majority of the Board of Directors. Special meetings shall be held at such time and place as shall from time to time be designated by the
Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

          Section 3.     Notice of Meetings. Written notice of the place, date and hour of any stockholders' meeting, whether annual or special, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given to each stockholder entitled to vote thereat, by mailing the same to him at his address as the same appears upon the records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the date of such meeting. Notice of any adjourned meeting need not be given other than by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Such further notice, if any, shall be given as may be required by law.

          Section 4.     Waiver of Notice. A written waiver of notice signed by the person entitled to notice, whether before or after the meeting, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting shall not have been lawfully called or convened.

          Section 5.     Quorum. Any number of stockholders together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy at any meeting duly called, shall constitute a quorum for all purposes at a meeting of stockholders except as may otherwise be provided by law.

          Section 6.     Adjournment of Meetings. If at the time for which a meeting of stockholders has been called less than a quorum is present, the meeting may be adjourned to another time or place by a majority vote of the stockholders present in person or represented by proxy and entitled to vote thereat, without notice other than by announcement at the meeting except as may otherwise be required by law. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.
If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Section 7.     Voting. Each stockholder entitled to vote at a meeting of the stockholders shall be entitled to one vote for each share of stock registered in his name on the books of the
Corporation on the date fixed as a record date for the determination of its stockholders entitled to vote, as hereinafter provided. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, duly appointed by instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said proxy provides for a longer period. At all meetings of stockholders where a quorum is present all matters shall be determined by a majority vote of the stockholders entitled to vote thereat present in person or represented by proxy except as otherwise provided by law, the Certificate of Incorporation or these Bylaws.

          Section 8.     Action by Stockholders Without a Meeting. Whenever under the Delaware
General Corporation Law stockholders are required or permitted to take any action by vote, such action may be taken without a meeting upon written consent, setting forth the action so taken, signed by the holders of all outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE III DIRECTORS

          Section 1.     Number and Qualifications. The Board of Directors initially shall consist of one (1) member. The Board of Directors, by resolution passed by a majority of the entire Board, may change the number of directors to a number not less than one (1) nor more than twelve (12), but no such change shall shorten the term of any director then a member of the Board. Directors need not be stockholders.

          Section 2.     Duties and Powers. The Board of Directors shall have control and management of the affairs and business of the Corporation, and, unless the vote of a greater number is required by law or the Certificate of Incorporation, the act of a majority of the entire
Board of Directors shall be the act of the Board in the transaction of business, provided a quorum is present. The directors may exercise all such powers of the Corporation and do all such lawful acts and things as they may deem proper and as are consistent with law, the
Certificate of Incorporation and these Bylaws, including, but not limited to, the power to execute all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation.

          Section 3.     Election and Term of Office. The initial Directors shall be elected by John
Cacomanolis, the Sole Incorporator of the Corporation to serve until the annual meeting of stockholders. Subsequently, Directors shall be elected by the stockholders at the annual meeting of stockholders. If the election of directors shall not be held on the day designated by these
Bylaws, the directors shall cause the same to be held as soon thereafter as may be convenient.
Except as hereinafter provided, each director chosen at any annual meeting shall hold office until the next annual meeting and until the election and qualification of his successor or until his earlier resignation or removal.

          Section 4.     Removal and Resignation of Directors. Any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of outstanding stock entitled to vote at an election of directors at any special meeting of the stockholders called for that purpose, and the office of such director shall forthwith become vacant. Any director may resign at any time upon written notice to the Corporation. Such resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board (or, if no Chairman has been elected, by the
President) or by the Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless so specified therein.

          Section 5.     Filling of Vacancies. Except as otherwise provided for in the Certificate of
Incorporation of the Corporation, any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, provided, however, that the stockholders removing any director may at the same meeting fill the vacancy caused by such removal, and provided further, that if the directors fail to fill any such vacancy, the stockholders may at any special meeting called for that purpose fill such vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office prior to such increase. Any person elected to fill a vacancy shall hold office, subject to the right of removal as hereinbefore provided, until the next annual election and until the election and qualification of his successor.

          Section 6.     Meetings. The Board of Directors shall hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum is present. Other regular meetings may be held at such times as may be determined from time to time by resolution of the Board of Directors. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, if any, or by the President.

          Section 7.     Notice and Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware; provided, however, that all meetings shall take place within the United States of America. No notice need be given of any regular meeting of the Board. Notice of any special meeting specifying the time and place of such meeting and the business to be transacted thereat shall be served upon each director by mail at his residence or usual place of business at least two (2) days before the day on which such meeting is to be held, or sent to him at such place by telefax, telegraph or cable, or delivered personally or by telephone not later than 24 hours prior to the time at which the meeting is to be held. No notice of the annual meeting shall be required if held immediately after the annual meeting of the stockholders and if a quorum is present. Notice of a meeting need not be given to any director who submits a signed waiver of notice before or after the meeting, nor to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice.

          Section 8.     Business Transacted at Meetings. Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum shall be present, whether such business or proposed action be stated in the notice of such meeting or not, unless special notice of such business or proposed action shall be required by law.

          Section 9.     Quorum. A majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at a meeting of the Board of Directors, a majority of the directors present may adjourn the meeting to such time and place as they may determine without notice other than announcement at the meeting until enough directors to constitute a quorum shall attend. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any directors.

          Section 10.     Action Without A Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action. Such resolutions and the written consents thereto by the members of the Board or a committee shall be filed with the minutes of the proceedings of the Board or such committee as the case may be.

          Section 11.     Participation By Telephone. Any one or more members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting; provided, however, that no director may participate by conference telephone or other such communications equipment unless such director is physically located within the United States of America.

          Section 12.     Compensation. The Board of Directors may establish by resolution reasonable compensation of all directors for services to the Corporation as directors, including a fixed fee, if any, incurred in attending each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

ARTICLE IV OFFICERS

          Section 1.     Number. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and such Vice Presidents and other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. The Board of Directors, in its discretion, may also elect a Chairman of the Board of Directors.

          Section 2.     Election, Term of Office and Qualifications. The officers, except as provided in Section 3 of this Article IV, shall be elected annually by the Board of Directors immediately after the annual meeting of stockholders. Each such officer shall, except as herein otherwise provided, hold office until the selection and qualification of his successor or until his earlier resignation or removal. The Chairman of the Board of Directors, if any, shall be a director of the
Corporation, and should he cease to be a director, he shall ipso facto cease to be such officer.
Any two or more offices may be held by the same person, except the offices of President and
Secretary.

          Section 3.     Other Officers. Other officers, including, without limitation, one or more
Vice Presidents, Assistant Secretaries and Assistant Treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have such powers and perform such duties as may be assigned to them by the Board of Directors. All such officers shall be corporate officers of the Corporation with the power to bind the Corporation by acts within the scope of their authority.

Section 4. Removal of Officers. Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

          Section 5.     Resignation. Any officer of the Corporation may resign at any time. Such resignation shall be in writing and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified therein.

Section 6. Filling of Vacancies. A vacancy in any office shall be filled by the Board of Directors.

          Section 7.     Compensation. Any compensation of the officers shall be fixed by the Board of Directors.

          Section 8.     Chairman of the Board of Directors. The Chairman of the Board of
Directors, if one is elected, shall be a director and shall preside at all meetings of the Board of
Directors and of the stockholders at which he shall be present. He shall have power to call special meetings of the stockholders or of the Board of Directors or of the Executive Committee
at any time and shall have such power and perform such other duties as may from time to time be assigned to him by the Board of Directors.

          Section 9.     President. The President shall have the general direction of the business affairs and property of the Corporation, and of its several officers, and shall have and exercise all such powers and discharge such duties as usually pertain to the office of President. He shall have responsibility for the day-to-day affairs of the Corporation, subject to the control of the
Board of Directors. He shall perform such duties as may be assigned to him from time to time by the Board of Directors and shall, in the absence of the Chairman of the Board, perform and carry out the functions of the Chairman of the Board.

          Section 10.     Vice President. During any absence or incapacity of the President, the Vice
President, if any, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall perform the duties and exercise the powers of the President, and shall perform such other duties and functions as the Board may prescribe. Any Vice President shall have the power to sign and execute in the name of the Corporation contracts, checks, notes or other orders for the payment of money.

          Section 11.     Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee appointed by the Board.
He shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of
Directors. He shall keep in safe custody the seal of the Corporation and affix it to any instrument when so authorized by the Board of Directors.

          Section 12.     Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of
Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He may be required to give bond for the faithful discharge of his duties.

ARTICLE V CAPITAL STOCK

          Section 1.     Issue of Certificates of Stock. Certificates of capital stock shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, and shall be signed by the President or any Vice President and the Secretary or any
Assistant Secretary, and the seal of the Corporation or a facsimile thereof shall be impressed, affixed or reproduced thereon. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the
Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates have not ceased to be such officer or officers of the Corporation.

          Section 2.     Registration and Transfer of Shares. The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment of power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the
Corporation or its agents may reasonably require. A record shall be made of each transfer.

          The Board of Directors may make other and further rules and regulations concerning the transfer and registration of certificates of stock.

          Section 3.     Lost, Destroyed and Mutilated Certificates. The holder of any stock of the
Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates thereof. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the
Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of such new certificate and against all other liability in the premises, or may remit such owner to such remedy or remedies as he may have under the laws of the State of Delaware.

ARTICLE VI INDEMNIFICATION

          Section 1.     Actions other than by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such conduct was unlawful.

          Section 2.     Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery of the State of
Delaware or such other court shall deem proper.

          Section 3.     Success on the Merits. To the extent that any person described in Section 1 or 2 of this Article VI has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in such Sections, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          Section 4.     Specific Authorization. Any indemnification under Section 1 or 2 of this
Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of any person described in such Sections is proper in the circumstances because such person has met the applicable standard of conduct set forth in such Sections. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (3) by the stockholders of the corporation.

          Section 5.     Advance Payment. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of any person described in such Section to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation as authorized in this Article VI.

          Section 6.     Non-Exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which any person provided indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          Section 7.     Insurance. The Board of Directors may authorize, by a vote of the majority of the full Board, the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article VI.

          Section 8.     Continuation of Indemnification and Advancement of Expenses. The
indemnification and advancement of expenses provided by, or granted pursuant to, this Article
VI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          Section 9.     Severability. If any word, clause or provision of this Article VI or any award made hereunder shall for any reason be determined to be invalid, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

          Section 10.     Intent of Article. The intent of this Article VI is to provide for indemnification and advancement of expenses to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware. To the extent that such Section or any successor section may be amended or supplemented from time to time, this Article VI shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent from time to time permitted by law.

ARTICLE VII MISCELLANEOUS PROVISIONS
Section 1. Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

          Section 2.     Corporate Seal. The corporate seal shall be in such form as approved by the
Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

          Section 3.     Notices. Except as otherwise expressly provided, any notice required by these Bylaws to be given shall be sufficient if given by depositing the same in a post office or letter box in a sealed wrapper with first-class postage prepaid thereon and addressed to the person entitled thereto at his address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to such person at such address; and such notice shall be deemed to be given at the time it is mailed, telegraphed or cabled.

          Section 4.     Contracts, Checks, Drafts. Except as the Board of Directors may generally or in particular cases have authorized the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation, shall be signed by the President, any Vice President, the Secretary, the Treasurer or any Assistant Treasurer.

          Section 5.     Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such bank or banks, trust companies or other depositories as the Board of Directors, or any officer thereunto authorized by the Board of Directors, may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by such agents of the Corporation as the
Board of Directors, the Chairman of the Board, if any, or the President may authorize for that purpose.

          Section 6.     Voting Stock of Other Corporations. Except as otherwise ordered by the
Board of Directors or the Executive Committee, the Chairman of the Board, if any, or the
President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder and to execute a proxy to any other person to represent the Corporation at any such meeting, and at any such meeting the Chairman of the Board, if any, or the President or the
holder of any such proxy, as the case may be, shall possess and may exercise any and all rights and powers incident to ownership of such stock and which, as owner thereof, the Corporation might have possessed and exercised if present. The Board of Directors or the Executive
Committee may from time to time confer like powers upon any other person or persons.

          Section 7.     Dividends. Dividends upon the capital stock of the corporation, if any, may be declared by the Board of Directors at any regular or special meeting or by written consent, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 8. Reserves. The directors may set apart out of any funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
ARTICLE VIII AMENDMENTS

          These Bylaws may be amended or repealed, or new Bylaws may be adopted, at any annual or special meeting of the stockholders, by vote of the stockholders entitled to vote in the election of directors; provided, however, that the notice of such meetings shall have been given as provided in these Bylaws, which notice shall state that amendment or repeal of these Bylaws, or the adoption of new Bylaws, is one of the purposes of such a meeting; and provided, further, that
Bylaws adopted by the stockholders shall not be rescinded, altered, amended or repealed by the
Board of Directors if such Bylaws adopted by the stockholders so express. These Bylaws may also be amended or repealed, or new Bylaws may be adopted, by the Board of Directors at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these Bylaws, which notice shall state that amendment or repeal of the Bylaws, or the adoption of new Bylaws, is one of the purposes of such meeting; and provided, further, that
Bylaws adopted by the Board of Directors may be amended or repealed by the stockholders as hereinabove provided.

Dated: February 9, 2001